As filed with the Securities and Exchange Commission on October 18, 2007
No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
(Exact name of Registrant as specified in its charter)

MAXCOM TELECOMMUNICATIONS, INC.
(Translation of Registrant’s name into English)

United Mexican States	4813	None
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Guillermo Gonzalez Camarena No. 2000
Colonia Centro de Ciudad Santa Fe
Mexico, D.F. 01210
+(52) 55-5147-1111
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gerald T. Nowak, Esq.	Manuel Garciadiaz, Esq.
Paul Zier, Esq.	Davis Polk & Wardwell
Kirkland & Ellis LLP	450 Lexington Avenue
200 East Randolph Drive	New York, New York 10017
Chicago, Illinois 60601

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ File No. 333-14771

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Proposed maximum
Title of each class of securities	aggregate	Amount of
to be registered	offering price(1)(2)	registration fee(4)
Ordinary Participation Certificates (Certificados de Participación Ordinarios) (“CPOs”)(3)	U.S.$48,782,882	U.S.$1,498
Series A Common Stock, no par value(5)	—	—

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes public offering price of CPOs which the underwriters may purchase to cover over-allotments, if any, and CPOs that are to be offered and sold outside the United States but that may be resold in the United States in transactions requiring registration under the Securities Act of 1933, as amended.

(3)	American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the CPOs registered hereby will be registered under a separate registration statement on Form F-6. Each such American Depositary Share represents seven CPOs and each CPO represents three shares of the registrant’s Series A common stock, no par value.

(4)	The Registrant previously paid filing fees of U.S.$7,489 in connection with previous filings of the Registration Statement on Form F-1 (File No. 333-144771), which Registration Statement contemplated a proposed maximum offering price of U.S.$243,939,410

(5)	The shares of Series A common stock comprise the CPOs registered hereby and are not being offered separately.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Certification
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION OF SOLERTIA ASESORES, S.C.
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS, S.C.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-1 is being filed with respect to the registration of additional Ordinary Participation Certificates (Certificados de Participación Ordinarios), or “CPOs,” and the shares of Series A common stock of the registrant comprising such CPOs, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction V of Form F-1. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and an accountants consent. This Registration Statement relates to the registrant’s Registration Statement on Form F-1, as amended (File No. 333-144771), initially filed by the registrant on July 23, 2007 and declared effective by the Securities and Exchange Commission on October 18, 2007. The registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of CPOs offered by the registrant by 18,200,000 and increasing the number of CPOs subject to purchase upon exercise of the underwriters’ option by 2,730,000. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1, as amended (File No. 333-144771), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

Certification

The registrant hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of October 19, 2007), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than October 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on October 18, 2007.

MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

By:	*
René Sagastuy
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the following persons in the capacities indicated:

Dated: October 18, 2007

Signature	Title
* René Sagastuy	Chief Executive Officer (principal executive officer), President and Director

* José Antonio Solbes	Chief Financial Officer (principal financial and accounting officer)

* Adrián Aguirre Gómez	Director

* Maria Guadalupe Aguirre Gomez	Director

* Lauro González Moreno	Director

* Eduardo Vázquez	Director

* Marco Provencio Muñoz	Director

* Rodrigo Guerra Botello	Director

* Jacques Gliksberg	Director

* Alfonso González Migoya	Director

Signature	Title
* Donald Puglisi	Authorized U.S. Representative

*By: /s/ Gonzalo Alarcón I Gonzalo Alarcón I Attorney-in-Fact Pursuant to Power of Attorney

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement No. 333-144771 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith:

EXHIBIT
NO.	DESCRIPTION

5.1	Opinion of Solertia Asesores, S.C. (Alarcon Abogados), Mexican counsel to Maxcom Telecomunicationes, S.A. de C.V.
23.1	Consent of PricewaterhouseCoopers, S.C
23.3	Consent of Solertia Asesores, S.C. (Alarcon Abogados) (included in Exhibit 5.1)